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                                                                    Exhibit 99.4

                              QUORUM SCIENCES, INC.

                       NONQUALIFIED STOCK OPTION AGREEMENT

      THIS AGREEMENT dated as of April 18, 2000 (the "Date of Grant") by and between QUORUM SCIENCES, INC., a Delaware corporation, 129-8 West Patrick Street, Frederick, Maryland 21701 (the "Company"), and UTE MUH, c/o 3403 Bowen Science Building, University of Iowa, Iowa City, IA 52242 (the "Optionee").

      1. DEFINITIONS. For the purposes of this Agreement, except where the context otherwise indicates, the following definitions shall be applicable.

            SECTION 1.1 AGREEMENT. "Agreement" shall mean this Nonqualified Stock Option Agreement and shall include the applicable provisions of the Plan, which is hereby incorporated into and made a part of the Agreement.

            SECTION 1.2 CHANGE IN CONTROL TRANSACTION. "Change in Control" shall mean either of the following in which a majority of the shares or interests in the acquiring or surviving entity immediately after the transaction is not owned directly or indirectly by holders of the shares of the Common Stock of the Company immediately prior to the transaction: (i) any sale, exchange or other disposition to an entity of substantially all of the Company's assets or over 50% of its Common Stock; or (ii) any merger, share exchange, consolidation or other reorganization or business combination with another entity in which the Company is not the surviving or continuing corporation, or in which the Company's stockholders become entitled to receive cash or securities of another issuer.

            SECTION 1.3 CODE. "Code" shall mean the Internal Revenue Code of 1986, Title 26 of the United States Code, as amended, and any regulations issued thereunder.

            SECTION 1.4 EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, Chapter 2B of Title 15 of the United States Code.

            SECTION 1.5 EXERCISE DATE. "Exercise Date" shall mean the date on which the Company receives the written notice required under Section 3.1 of this Agreement that Optionee has exercised the Option.

            SECTION 1.6 IPO. "IPO" shall mean the occurrence of any public offering of any class of equity securities of the Company.

            SECTION 1.7 PLAN. "Plan" shall mean the Quorum Sciences, Inc. Nonqualified Stock Option Plan.

      2. GRANT OF OPTION. Pursuant to our letter to you dated July 1, 2000, the Company hereby grants to the Optionee, subject to the terms and conditions set forth

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herein, the right and option (the "Option") to purchase from the Company all or any part of an aggregate of Ten Thousand (10,000) shares of Common Stock, par value $0.001 per share, of the Company ("Stock") at the purchase price of $0.50 per share ("Exercise Price"). This Option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

      3. EXERCISE OF OPTION. Optionee shall be entitled to first exercise this Option with respect to the following percentages of the shares of Stock subject to this Option on the dates listed in the vesting schedule below, provided the Optionee remains an employee of the Company on any such date:

          Percentage of Shares
           of Stock Subject to
               this Option                     First Exercisable
         -----------------------   -----------------------------------------
                   25%               1st Anniversary of Optionee's date of
                                         employment with the Company
                   25%               2nd Anniversary of Optionee's date of
                                         employment with the Company
                   25%               3rd Anniversary of Optionee's date of
                                         employment with the Company.
                   25%               4th Anniversary of Optionee's date of
                                         employment with the Company

After shares of Stock are subject to exercise in accordance with the above schedule, Optionee may exercise this Option with respect to those shares in whole or in part at any time or times prior to the expiration date as defined in
Section 4 hereof.

      4. TERM OF OPTION. The Option granted pursuant to Section 2 shall expire on the first to occur of (i) the tenth (10th) anniversary of the Date of Grant of the Option, or (ii) ninety (90) days after the date of termination of the Employee's employment with the Company (the "Expiration Date").

      5. LIMITATION ON EXERCISE. This Option may not be exercised in whole or in part by Optionee for less than 100 shares of Stock unless only less than 100 shares of Stock remain subject to the Option.

      6. METHOD OF EXERCISE. This Option shall be exercisable by a written notice which shall:

            (i) State the election to exercise the Option, the number of shares of Stock with respect to which it is being exercised, the person in whose name the stock certificate or certificates for such shares of Stock is to be registered, his or her address and Social Security


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                  Number (or if more than one, the names, addresses and Social
                  Security Numbers of such persons);

            (ii) Be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the company, of the right of such person or persons to exercise the Option;

            (iii) Be delivered in person or by registered or certified mail to the President of the Company; and

            (iv) Be accompanied by signed written instructions acceptable to the Company in the event that Optionee desires the Company to deliver the Stock to Optionee's broker or to any party other than Optionee.

Such notice shall be accompanied by payment of the full purchase price of the shares of Stock with respect to which the Option is being exercised. Payment shall be by certified or bank cashier's check, by the surrender and delivery to the Company of certificates representing shares of its Stock duly endorsed for transfer or accompanied by a duly executed assignment, or by an agreement signed by the Optionee to surrender and deliver to the Company certificates representing shares of its Stock duly endorsed for transfer, which may be effected by means of a duly executed assignment, transferring to the Company shares of Stock acquired through the exercise of the Option, or by a combination of such methods of payment. The certificate or certificates for shares of Stock as to which the Option shall be exercised shall be registered in the name of the person or persons exercising the Option.

      7. LOCK-UP PROVISION. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective Registration Statement filed under the 1933 Act, including the Company's initial public offering, Optionee shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any shares of Stock without the prior written consent of the Company. Such restriction (the "Market Stand-Off") shall be in effect for such period of time from and after the effective date of the final prospectus for the offerings as may be requested by the Company or the underwriters. In no event, however, shall such period exceed one hundred eighty (180) days after the effective date of the Company's Registration Statement with respect to such offering. Optionee shall be subject to the Market Stand-Off provided and only if the officers and directors of the Company holding common stock of the Company are also subject to similar restrictions.

      8. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred in any manner other than by will or the laws of descent and distribution and may be exercised during the period that the Optionee is an employee of the Company, and only by the


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Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

      9. REPRESENTATIONS AND WARRANTIES. The Optionee represents and warrants to the Company, upon which representations and warranties the Company is relying in entering into this Agreement, as follows:

            (a) The Optionee has been afforded the opportunity by the Company to ask questions and request information to acquire detailed knowledge and information concerning the business affairs and operations of the Company and its financial condition and prospects. As a result of such opportunity to ask questions and review information and the business background, training, and expertise of the Optionee (and/or of the advisors with whom the Optionee has consulted), the Optionee is capable of evaluating the merits and risks of an investment in the Stock and is in a position to comprehend, weigh, and assess such knowledge and information in a meaningful fashion.

            (b) The Optionee acknowledges and agrees that, in entering into this Agreement and in exercising the Option, the Optionee is not relying upon, and will not rely upon, any statements, representations, or warranties, whether oral or written, made by any stockholder, officers, director, representative, agent, or employee of the Company, or any affiliate thereof, except for those set forth in any historic financial statements provided to the Optionee by the Company. Further, the Optionee acknowledges and agrees that any business and financial projections of the Company that may be provided by the Company are solely for purposes of describing the Company's future business and financial goals and are not intended to be, nor are they, representations or guaranties of the Company's future performance. Accordingly, the Optionee is not relying upon, and will not rely upon, any such projections in entering into this Agreement or in exercising the Option.

            (c) The address set forth above is the true and correct residence of the Optionee, and the Optionee has no present intention of becoming a resident of any other state or jurisdiction.

            (d) The Optionee understands that neither the Option nor the Stock subject to the Option may have been registered under the Securities Act, or any state securities laws and that there is no present intention to so register them.

            (e) The Option is being acquired by the Optionee solely for the Optionee's own account, for investment, and not with a view to or for the resale, distribution, subdivision, or fractionalization of the Stock that is permitted to be acquired by the Optionee thereunder. At such times as the


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            Optionee may exercise the Option, unless the Stock has been registered under the Securities Act, the Stock so acquired will be acquired solely for the Optionee's own account, for investment, and not with a view to or for the resale, distribution, subdivision, or fractionalization thereof.

            (f) The Optionee acknowledges and is aware that (i) there are substantial restrictions on the transferability of the Stock, (ii) the Stock will not be, and investors in the Company have no rights to require that the Company be, registered under the Securities Act or any state securities law, (iii) there will be no public market for the Stock and accordingly, if the Option is exercised, the Optionee may have to hold the Stock indefinitely without the possibility of liquidating the Optionee's investment in the Company, and (iv) any shares received through exercise of the Option will bear legends restricting the transfer of such shares.

            (g) As of the date of this Agreement and at such time(s) as the Optionee may exercise the Option, the Optionee has and will have (i) adequate means of providing for Optionee's needs and possible personal and family contingencies and (ii) the ability to bear the economic risk of an investment in the Stock.

            (h) The Optionee has entered into this Agreement voluntarily.

      10. NON-MARKETABILITY OF STOCK. No representations or promises have been made to the Optionee concerning the present or future marketability or value of the Stock. The Optionee agrees that, unless the Stock is registered under the Securities Act or relevant state securities laws, the Stock cannot be resold or transferred unless (a) (i) they are subsequently registered thereunder or exemptions from such registrations are available or (ii) the Company receives an opinion of counsel satisfactory (both as to counsel and opinion) to the Company that such transfer complies with federal and state securities laws, including but not limited to Section 701 of the Securities Act of 1933, as amended, and
(b) the applicable restrictions on transfer contained in Section 11 of this Agreement have been complied with.

      11. TRANSFER RESTRICTIONS. The Optionee acknowledges that he will be required to offer any shares of Stock obtained upon exercise of this Option to the Company at the price and terms offered to him by a proposed transferee for a period of 30 days prior to transferring such shares. In the event the Company elects not to exercise its right of first refusal, the Optionee will be permitted to transfer his shares at such price and upon such terms to the proposed transferee during the 60-day period following expiration of the 30-day period described above provided that the transferee agrees to be bound by the provisions of this Section.

      12. ADJUSTMENTS. In the event of any change in the Stock of the Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or of any similar change affecting the


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common Stock, then in any such event the number and kind of shares subject to this Option and their purchase price per share shall be appropriately adjusted consistent with such change in such manner as the committee appointed by the Company may deem equitable to prevent substantial dilution or enlargement of the rights granted to Optionee hereunder. Any adjustment so made shall be final and binding upon Optionee.

      13. NO RIGHTS AS STOCKHOLDER. Optionee shall have no rights as a stockholder with respect to any shares of Stock subject to this Option prior to the date of issuance to him of a certificate or certificates for such shares. Optionee agrees to execute, deliver and perform any stockholders agreement that may then be in force by and among the Company and its stockholders.

      14. NO RIGHTS TO CONTINUED EMPLOYMENT. This Option shall not confer upon Optionee any right with respect to continuance of employment.

      15. COMPLIANCE WITH LAW AND REGULATIONS.

            (a) This Option and the obligation of the Company to sell and deliver shares hereunder, shall be subject to all (i) applicable federal and state laws, rules and regulations, (ii) such approvals by any government or regulatory agency as may be required, and (iii) applicable rules and regulations of any stock exchange or Nasdaq on which the Stock may be listed from time to time. The Company shall not be obligated to issue any shares of Stock issuable under this Agreement until such time as such shares of Stock have been registered under the Securities Act, and all applicable state securities laws or until the Company receives an opinion of counsel satisfactory (both as to opinion and counsel) to the Company that such issuance is exempt from registration under said laws. Moreover, this Option may not be exercised if its exercise, or the receipt of shares of Stock pursuant thereto, would be contrary to applicable law.

            (b) The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Company of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.

      16. WITHHOLDING OF TAXES. The Company or any affiliate shall have the right to deduct from any compensation or any other payment of any kind (including withholding the issuance of shares of Common Stock) due Grantee the amount of any federal, state or local taxes required by law to be withheld as the result of the exercise of the Option or the disposition (as that term is defined in ss.424(c) of the Code) of shares of Common Stock acquired pursuant to the exercise of the Option; provided, however, that the value of the shares of Common Stock withheld may not exceed the statutory minimum withholding amount required by law. In lieu of such deduction, the Committee may require Grantee to make a cash payment to the Company or an affiliate equal to the amount required to be withheld. If Grantee does not make such payment when requested,


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the Company may refuse to issue any Common Stock certificate under the Agreement until arrangements satisfactory to the Company or the committee of the Company for such payment have been made.

      17. COVENANTS AS TO STOCK. The Company has taken all action necessary and appropriate to grant to Optionee the Option. The Company covenants and agrees that the Stock issuable on the exercise of the Option shall, at delivery, be fully paid and non-assessable, free from taxes, liens and charges with respect to its purchase. The Stock subject to the Option has not been and for the Exercise Period will not be transferred, assigned, pledged or otherwise encumbered in any way by the Company, and no other person or entity has or during the Exercise Period, will have any rights, direct or indirect, in the Stock subject to this Agreement or the rights of the Optionee hereunder.

      18. EXCHANGE FOR OTHER DENOMINATIONS. The Option shall be exchangeable for new instruments of like tenor and date representing in the aggregate the right to exercise the Option in denominations designated by the Holder at the time of surrender.

      19. LOSS, THEFT, DESTRUCTION OR MUTILATION OF OPTION. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Option, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Option, if mutilated, the Company will make and deliver a new option of like tenor and date, in lieu of the Option.

      20. MISCELLANEOUS.

            (a) This Agreement has been executed in two counterparts each of which shall constitute one and the same instrument.

            (b) In case any provision of this Agreement shall be invalid, illegal or unenforceable, or partially invalid, illegal or unenforceable, the provision shall be enforced to the extent, if any, that it may legally be enforced and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            (c) This Agreement and any term hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

            (d) Any covenants, representations, warranties and agreements made by the parties shall be deemed to have been relied upon by the parties, shall survive this Agreement, shall continue until the applicable statute of limitations bars any claim thereon, and shall be effective regardless of any investigation which may have been made at any time by or on behalf of a party.


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            (e) This Agreement shall be binding upon the heirs, personal representatives, and permitted successors and assigns of the parties hereto.

            (f) This Agreement is made, is entered into, and is to be performed in, and shall be governed by and construed in accordance with, the laws of the State of Delaware without regard to principles of conflict of laws.

            (g) Any notices required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on this Agreement. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

            (h) This Agreement constitutes and contains the entire agreement and understanding of the parties, and shall supersede any and all prior negotiations, correspondence, understandings and agreements between the parties respecting the subject matter hereof.

      IN WITNESS WHEREOF, Quorum Sciences, Inc. has caused this Agreement to be executed by its President and Optionee has executed this Agreement, both as of the day and year first above written.

                                             QUORUM SCIENCES, INC.


/s/ Steven L. Pevenstein                     /s/ Stephen Turner
---------------------------                  ----------------------------
Witness                                      Name:
STEVEN L. PEVENSTEIN                         Title: President


/s/ Doug Bartels                             /s/ Ute Muh
---------------------------                  ----------------------------
Witness                                      UTE MUH
Doug Bartels


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